EXHIBIT 4(p)

This Instrument Prepared by:
James Paul, Esquire
Haley, Sinagra & Perez, PA
100 S. Biscayne Boulevard, Suite 800
Miami, FL 33131

            CONSOLIDATED MORTGAGE MODIFICATION AND SPREADER AGREEMENT
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     THIS  CONSOLIDATED   MORTGAGE  MODIFICATION  AND  SPREADER  AGREEMENT  (the
"Agreement"), made this 13 day of November, 1997, is among YASAWA HOLDING, N.V., a Netherlands Antilles corporation ("Mortgagee"); and THE DELTONA CORPORATION, a Delaware corporation, DLIC, INC., a Florida corporation, DELTONA LAND & INVESTMENT CORP., a Florida corporation, THREE SEASONS CORPORATION, a Florida corporation, and DELTONA CONSTRUCTION COMPANY, INC. (formerly known as Deltona's Mackle-Built Construction Company, Inc.) a Florida corporation (collectively "Mortgagor").

                                 R E C I T A L S

     A. Mortgagor and certain other corporations, entered into a Consolidated Mortgage Modification and Spreader Agreement ("Mortgage") with Citibank, N.A., a national banking association organized under the laws of the United States of America for itself and as Agent for Chemical Bank, a New York banking corporation, and Fleet National Bank, a national banking corporation (hereinafter collectively called "Banks") dated June 18, 1992 and recorded as set forth in Schedules A, B and C annexed hereto.

     B. All right, title and interest of the Banks in, to and under the Mortgage was assigned by the Banks to Anthony Gram pursuant to that certain Assignment of Mortgage dated December 4, 1992, and recorded as set forth in Schedule D annexed hereto, who immediately assigned all right, title and interest of Antony Gram in, to and under the Mortgage to Mortgagee pursuant to that certain Assignment of Mortgage dated December 4, 1992, and recorded as set forth in Schedule E annexed hereto.


NO ADDITIONAL DOCUMENTARY STAMP TAXES OR INTANGIBLE TAX IS DUE WITH RESPECT TO THIS INSTRUMENT AS NO ADDITIONAL MONIES ARE BEING ADVANCED PURSUANT HERETO.

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     C. One or more of the corporations constituting Mortgagor are owners of fee simple title to those certain plots, pieces or parcels of land,  situate,  lying
and  being  in  the  Counties  of  Marion  and  Washington,   Florida,  as  more
particularly described on Exhibit A annexed hereto (the "Additional Mortgaged Property") and the parties desire to spread the lien of the Mortgage to such property.

     D. Mortgagor and Mortgagee desire to amend the terms for repayment of the outstanding balance due under the Mortgage.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Mortgagor and Mortgagee hereby agree as follows:

     1.  Definitions.  Unless otherwise  defined herein,  all capitalized  terms
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shall have the same  meaning as in the Eighth  Amendment  and  Consolidation  of
Credit and Security Agreement among Mortgagor and Mortgagee dated November 13, 1997 as the same may be amended from time to time ("Credit Agreement"). All references in the Mortgage to the Note(s) and Credit Agreement shall hereafter refer to and mean the existing Notes and Credit Agreement, as the same may be amended from time to time hereafter or simultaneously herewith. In the event of any conflict between the terms and provisions of the Mortgage and the terms and provisions of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern and control.

     2.  Reaffirmation.  Mortgagor  hereby  reaffirms  and  ratifies  the liens,
         -------------
security interests and assignments created by the Mortgage and acknowledges and agrees that the Mortgage as spread hereby constitutes the valid and binding obligation of Mortgagor, enforceable in connection with its terms, without any defense, offset, claim or counterclaim of any nature. Nothing contained herein shall invalidate any security now held by Mortgagee no impair the existing priority of the lien and effect of the mortgage or release any covenant, condition, agreement or stipulation in the Mortgage as spread hereby and except as expressly modified by this Agreement, the same shall continue in full force and effect and Mortgagor hereby ratifies and confirms each of the covenants, agreements, conditions and stipulations therein.

     3.  Spreader.  The lien of the Mortgage is hereby  spread so as to encumber
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all right,  title and interest of Mortgagor in and to the  Additional  Mortgaged
Property, together with and including the easements, rights and privileges thereunto belonging. The Mortgagor confirms that upon recording this AGreement, all properties owned by Mortgagor are encumbered hereunder with the exception of properties encumbered by a mortgage to "Lichtigman".

     4. Release. Notwithstanding anything contained herein to the contrary, this
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Agreement shall not operate to impliedly release any of the property  encumbered by the Mortgage to the extent that such property remains encumbered as of this date. This Agreement shall not serve to re-

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encumber  property  previously  released  from the lien and  effect  of the
Mortgage except for the Additional Mortgaged Property identified in Exhibit A annexed hereto. Mortgagor hereby agrees to execute all required documents to effect a spread of the lien and effect of this Mortgage to all properties previously released from this mortgage for the purpose of granting a mortgage to another person or entity if and when said other mortgage is released. With respect to the portions of the Mortgaged Property which are Registered Lots, the issuance by Mortgagor of a deed to a purchaser of a Registered Lot shall automatically release such Registered Lot from the lien of the Mortgage and the issuance of a deed shall be conclusive evidence of such release, to the same extent and with the same force and effect as if the Registered Lot had been released from the lien of the Mortgage by a formal release recorded in the County in which the released property is located. The lien of this Mortgage is subordinate to the purchasers' rights and purchasers shall obtain the legal interest provided for in their contract free and clear of this Mortgage upon the purchasers' compliance with the terms, provisions and conditions of their contract.

     5.  Repayment.  The terms for  repayment  shall be as stated in the  Eighth
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Amendment  and  Consolidation  of Credit and Security  Agreement and the Renewal
Promissory Note, annexed hereto as Schedule G.

     6. Duplicate Originals. Mortgagor and Mortgagee hereby agree that duplicate
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originals of this Agreement  shall be executed and recorded in each county where any portion of the Mortgaged Property is located and that for the convenience of the parties hereto, the descriptions of the Additional Mortgaged Property set forth in Exhibit A annexed hereto of each duplicate original shall contain only the legal description of the Additional Mortgages Property located in the respective county where each Agreement is recorded.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written by the duly authorized officers of each of the undersigned.


Signed, sealed and delivered                 THE DELTONA CORPORATION
 in the presence of:


/s/Sharon Hummerhielm                        By: /s/ Earle D. Cortright, Jr.
------------------------------                   ------------------------------
Print Name: Sharon Hummerhielm               Name: Earle D. Cortright, Jr.
                                             Title:   President

/s/Nancy Roche
------------------------------
Print Name: Nancy Roche
                                             DLIC, INC.


/s/Sharon Hummerhielm                        By: /s/ Earle D. Cortright, Jr.
------------------------------                   ------------------------------
Print Name: Sharon Hummerhielm               Name: Earle D. Cortright, Jr.
                                             Title:   President
/s/Nancy Roche
------------------------------
Print Name:Nancy Roche


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
                                              DELTONA LAND & INVESTMENT
                                              CORP.


/s/Nancy Roche                                By: /s/ Earle D. Cortright, Jr.
------------------------------                   ------------------------------
Print Name: Nancy Roche                       Name: Earle D. Cortright, Jr.
                                              Title:   President
/s/Sharon Hummerhielm
------------------------------
Print Name: Sharon Hummerhielm

                                              THREE SEASONS CORPORATION


/s/Nancy Roche                                By: /s/ Earle D. Cortright, Jr.
------------------------------                   ------------------------------
Print Name: Nancy Roche                       Name: Earle D. Cortright, Jr.
                                              Title:   President
/s/Sharon Hummerhielm
------------------------------
Print Name: Sharon Hummerhielm

                                              DELTONA CONSTRUCTION
                                              COMPANY, INC.

/s/Nancy Roche                                By: /s/ Earle D. Cortright, Jr.
------------------------------                   ------------------------------
Print Name: Nancy Roche                       Name: Earle D. Cortright, Jr.
                                              Title:   President
/s/Sharon Hummerhielm
------------------------------
Print Name: Sharon Hummerhielm

Signed, sealed and delivered                  YASAWA HOLDING, N.V
 in the presence of:


------------------------------                By: /s/ R. De Meza
Print Name:                                      ------------------------------
                                              Name: R. De Meza for Zarf Trust
                                              Corporation, N.V., Director

------------------------------
Print Name:

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STATE OF FLORIDA)
                )
COUNTY OF DADE  )

Before me this 13th day of November, 1997 personally appeared Earle D. Cortright, Jr. who is personally known to me and who is President of The Deltona Corporation, President of Deltona Land & Investment Corp., President of Three Seasons Corporation and President of Deltona Construction Company, Inc., and who signed the foregoing document in such capacity.


/s/ Nancy Roche
--------------------------
Notary Signature
Print Name:


THE NETHERLANDS ANTILLES)
                        )
CITY OF CURACAO         )

Before me this 23rd day of December, 1997 personally appeared R. DeMeza who is personally known to me to be the Director of Zarf Trust Corporation, Director of Yasawa Holding N.V., who signed the foregoing document in such capacity.



--------------------------
Notary Signature
Print Name:

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                                    SCHEDULES
                                    ---------

SCHEDULE A: Recording Information for Consolidated Mortgage Modification
            and Spreader Agreement ("Mortgage") with Citibank, N.A., a national banking association organized under the laws of the United States of America for itself and as Agent for Chemical Bank, a New York banking corporation, and Fleet National Bank, a national banking corporation (hereinafter collectively called "Banks") dated June 18, 1992

SCHEDULE B: Recording  information  for Mortgage and Security Agreements  and
            Amendments thereto with Citibank, N.A., a national banking association organized under the laws of the United States of America for itself and as Agent for Chemical Bank, a New York banking corporation


SCHEDULE C: Mortgage Spreader Recording information

SCHEDULE D: Recording information for  Assignment of Mortgage from Banks to
            Antony Gram dated December 4, 1992.

SCHEDULE E: Recording information for Assignment of Mortgage from Antony Gram to
            Yasawa Holdings, N.V. dated December 4, 1992.

SCHEDULE F: Subordination of Lien of Borrower's Receivables to Scafholding, B.V.

SCHEDULE G: Renewal Promissory Note.


                                    EXHIBITS

EXHIBIT A:  Legal Description for Additional Mortgaged Property.